UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GREER BANCSHARES INCORPORATED
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which the transaction applies:

(2) Aggregate number of securities to which the transaction applies:

(3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

May 13, 2011

Dear Shareholder:

We are pleased to enclose the Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Solicitation, Management’s Discussion and Analysis of Results of Operations and Financial Condition, and Annual Report with the Audited Report of Financial Statements for the year ended December 31, 2010. These documents can also be accessed on the following website: http://www.cfpproxy.com/5853.

Please read the Proxy Statement at your earliest opportunity and submit your vote whether or not you plan to attend the Annual Meeting, using one of these three options:

1. Date, sign, and return the Proxy in the enclosed envelope.

2. Internet: https://www.proxyvotenow.com/grbs.ob.

3. Telephone: 1-888-216-1296.

Thank you for your prompt attention to this matter. We look forward to seeing you at the Annual Meeting of Shareholders.

Sincerely,

Walter M. Burch	R. Dennis Hennett
Chairman, Board of Directors	President & Chief Executive Officer

Enclosures

Post Office Box 1029    ¿    Greer, South Carolina 29652    ¿    (864) 877-2000